EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS ANNOUNCES AGREEMENT TO ACQUIRE
THE MR. C BEVERLY HILLS HOTEL

Acquisition Highlights:
•Luxury hotel ideally located in close proximity to high-end shopping on Rodeo Drive and business demand from Century City and Culver City.
•The Company will issue 2.5 million units in its Operating Partnership (“OP units”) and 500,000 warrants to the seller as part of the consideration for this acquisition, in addition to $30 million of cash (the majority of which will be used to paydown existing debt).
•Attractive price per key of $474,000 for fee simple ownership of a luxury hotel.
•Revenue per available room (RevPAR) of $251.14 for the 12 months ended December 31, 2019.
•Remington will take over hotel management post-acquisition.
•The acquisition also includes five luxury condominium residences.

DALLAS, June 1, 2021 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced it has entered into a definitive agreement to acquire the 138-room Mr. C Beverly Hills Hotel in Los Angeles, California (the “Mr. C” or the “Property”). In addition, the Company is also acquiring five luxury condominium residences adjacent to the hotel. The acquisition is expected to close on or prior to July 9, 2021, subject to customary closing conditions. Because the acquisition is subject to customary closing conditions, the Company can give no assurance that the transaction will be consummated by such date or at all.

“The acquisition of the Mr. C is an opportunity for us to acquire an irreplaceable luxury property in a premier location in the heart of West Los Angeles,” said Richard J. Stockton, Braemar’s President and Chief Executive Officer. “This property fits perfectly with our strategy of owning high RevPAR luxury hotels and resorts and further diversifies our portfolio. We are excited to announce our first acquisition in the midst of the current industry recovery cycle. This is a complicated transaction that involves OP units, warrants, and mortgage debt. I’m proud of our entire team’s effort. Also, with Remington’s proven ability to maximize operating performance, we are excited about the future prospects for this renowned Los Angeles mainstay. Our prior corporate term loan had restrictive covenants that not only severely limited our capital expenditure program, prohibited property dispositions, and disallowed common dividends, but also would not have allowed us to complete this acquisition. By repaying that loan with the proceeds from our recent convertible notes offering, we have not only eliminated these constraints, but are now also able to pursue this acquisition.”

With its premier location in the heart of West Los Angeles, the Property is in the middle of over 45 million sq. ft. of office space, supporting substantial corporate demand and a wide array of world-renowned leisure demand generators, including unrivaled shopping with high-end retailers, vibrant restaurants and various art and cultural attractions. Beverly Hills, just to the north of the Property, contains 4.5 million sq. ft. of Class A office space and houses some of the most famous tenants on the West Coast, including Google, Apple, Live Nation, and the Academy of Motion Picture Arts and Sciences. Additionally, the Property is just minutes from Century City, Los Angeles’ largest collection of upscale Class A office space containing over 8.2 million sq. ft. of space and housing companies like

Creative Artists Associates, 21st Century Fox Studios, and AECOM’s worldwide headquarters. Beyond the first-class hotel experience, guests have easy access to the Los Angeles area’s many amenities and activities, including world-class beaches, amusement parks, sporting events, boating, fishing, hiking, golfing, and skiing.
The Mr. C was built in 1965 and underwent an extensive renovation in 2011. It has 138 luxurious and spacious rooms, including 22 suites. The hotel offers an array of amenities, including a full-service spa, and three food and beverage outlets (in addition to in-room dining). The property also boasts the acclaimed The Restaurant at Mr. C, over 24,000 sq. ft. of flexible indoor/outdoor meeting space, a 4,500 sq. ft. outdoor pool terrace with daybeds and cabanas, state-of-the-art fitness center with personal fitness training, and a business center. Additionally, the Property includes five newly-constructed and fully-furnished residences offering the hotel’s personalized services and luxurious, world-class amenities. These residences blend contemporary architecture with elegant, minimalistic design and range in size from 2,000 to 3,400 sq. ft. The residences are currently offered for extended-stay rental.
The Mr. C has been the recipient of the following awards:
•AAA Four Diamond Lodging Award
•Forbes Travel Guide Four-Star Award - Hotel
•Conde Nast Traveler – Reader’s Choice Award

The total consideration for the acquisition is $77.9 million and consists of $65.4 million for the hotel ($474,000 per key) and an allocated price of $12.5 million for the five adjacent condominium units. The acquisition will be funded with approximately $30 million of cash (the majority of which will be used to paydown existing debt), 2.5 million OP units, 500,000 warrants at a strike price of $6.00, and a $30 million mortgage loan. The purchase price for the Mr. C represents, as of December 31, 2019, a trailing 12-month capitalization rate of 5.0% on hotel net operating income of $3.9 million and a trailing 12-month 16.5x hotel EBITDA multiple, according to the Company’s preliminary estimates based on unaudited operating financial data provided by the sellers. The Company expects to realize a stabilized yield of over 8% on its investment in the next three to five years. On a trailing 12-month basis as of December 31, 2019, the Property achieved RevPAR of $251.14, with 75% occupancy and an average daily rate (ADR) of $334.40, according to unaudited operating financial data provided by the sellers.
Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.
EBITDA is defined as net income (loss), computed in accordance with generally accepted accounting principles (“GAAP”), before interest, taxes, depreciation and amortization. Hotel EBITDA multiple is defined as the purchase price divided by the trailing 12 month EBITDA. A capitalization rate is determined by dividing the property's annual net operating income by the purchase price. Net operating income is the property's hotel EBITDA minus a capital expense reserve of either 4% or 5% of gross revenues.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

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